Exhibit 10.1
PROMISSORY NOTE

$30,000,000	May 21, 2010
     FOR VALUE RECEIVED, each of ATS Medical, Inc., a Minnesota corporation (“ATS”), and its subsidiaries signatory hereto (collectively “Borrower”), jointly and severally promises to pay to the order of Medtronic, Inc., a Minnesota corporation (“Lender”), at its office located at 710 Medtronic Parkway, Minneapolis, Minnesota, or at such other place as may be designated from time to time by the holder hereof, in lawful money of the United States of America, the principal sum of Thirty Million Dollars ($30,000,000), or such lesser amount as may be advanced to Borrower hereunder, together with interest on the unpaid principal balance hereof from the date hereof until this Promissory Note (this “Note”) is fully paid, at an annual rate of interest that shall at all times be equal to the Interest Rate (as defined below), calculated on the basis of actual number of days elapsed in a 365 day year. As used herein, “Interest Rate” shall mean the annual rate of interest equal to 10%. Notwithstanding anything to the contrary contained in this Note, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Note, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate (as defined below), Borrower shall not be obligated to pay, and Lender shall not be entitled to charge, collect, receive, reserve or take interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate. As used herein, “Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by Lender in connection with this Note under applicable law.
Advances
Following the date of this Note until the termination of the Merger Agreement (as defined below), the Borrower may request an advance under this Note (each, an “Advance”), provided, that the aggregate unpaid principal amount of all outstanding loans hereunder shall not exceed $30,000,000 (the “Commitment”) at any time. Upon five (5) Business Days written notification from Lender to Borrower that the principal amount outstanding hereunder exceeds the Commitment, the Borrower shall pay to the Lender, in cash, the amount of such excess. Each time the Borrower desires to obtain an Advance (which shall not be more often than one time per month), such request shall be (a) in writing, (b) signed by the Chief Financial Officer of the Borrower, (c) faxed to the Lender at (763) 505-2700, Attention: Treasury Department, and (d) e-mailed to Lender at rs.corporatetreasury@medtronic.com, and must be given so as to be received by the Lender not later than 11:00 a.m., Minneapolis time, on the date which is three (3) Business Days before the date of the requested Advance. Each request for an Advance shall specify (i) the borrowing date (which shall be a Business Day), (ii) the amount of such Advance (which shall be in increments of $1,000,000), and (iii) the wire transfer instructions for the Advance. Any request for an Advance shall be deemed to be a representation by the Borrower that no event has occurred and is continuing, or will result from such Advance, which constitutes an Event of Default or any event which, with the giving of notice to the Borrower or lapse of time, or both, would constitute an Event of Default (“Default”). If the foregoing and following conditions precedent have been satisfied:
     (a) no Event of Default or Default exists or would result from such Advance;
     (b) before and immediately after giving effect to such Advance, all of the representations and warranties of the Borrower in this Note (to the extent, if at all, such representations and warranties have been modified by disclosures made in writing to, and approved in writing by, the Lender) shall be true and correct in all material respects as though made on the date of such Advance (other than representations and warranties that relate to a specific date, which shall have been true and correct in all material respects as of such date);
     (c) the Borrower has not made any material misrepresentation or omission in disclosures to the Lender in connection with the Merger Agreement;
     (d) the Borrower has not experienced any Material Adverse Effect (as defined in the Merger Agreement); and
     (e) to the extent requested by Lender, all necessary filings have been made in each applicable jurisdiction and all other actions, including without limitation, delivery of stock certificates to Lender, have occurred to perfect Lender’s security interest in the Collateral (as defined in the Security Agreement), then Lender shall make the amount of the requested Advance available to the Borrower at the account specified in the advance request, in immediately available funds not later than 5:00 p.m., Minneapolis time, on the requested borrowing date. The Borrower shall be obligated to repay all Advances made by Lender that the Lender reasonably determines were requested on behalf of the Borrower notwithstanding the fact that the person requesting the same was not in fact authorized to do so. The Lender shall enter in its records the amount of each Advance hereunder, and the payments made hereon, and such records shall be deemed conclusive evidence of the subject matter thereof, absent manifest error. This Note is a multiple advance facility, but it is not a revolving facility, and therefore the Borrower may not borrow, repay and reborrow amounts hereunder.
Payment of Interest and Principal
     Interest shall be payable monthly, in arrears, on the first day of each month following funding of this Note. The entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable in full twenty-four months following the termination for any reason of the Merger Agreement (defined below) (“Expiration Date”). Upon final payment of this Note (whether upon the Expiration Date or upon prepayment in full), Borrower shall pay, in addition to the then outstanding principal and accrued but unpaid interest, a final payment equal to six percent (6%) of the original principal balance of this Note.

     For purposes of this Note, “Merger Agreement” shall mean that certain Agreement and Plan of Merger dated April 28, 2010 among Pilgrim Merger Corporation, Lender and ATS.
Prepayment
     The principal balance of this Note may be prepaid in whole or in part from time to time on any interest payment date, without penalty or premium, if Borrower gives Lender at least three (3) Business Days prior notice to Lender.
Manner of Payments
     Payments and prepayments of principal of, and interest on, this Note and all fees, expenses and other obligations under this Note, the Security Agreements (as defined below), and any other documents executed in connection herewith, excluding the Merger Agreement and the documents executed in connection therewith, (collectively, the “Loan Documents”) shall be made without set-off or counterclaim in immediately available funds not later than 2:00 p.m., Minneapolis time, on the dates due wired to the following account of the Lender pursuant to the following instructions:
Wells Fargo Bank
San Francisco CA
SWIFT code is WFBIUS6S
ABA: 121000248
Acct. Name: Medtronic Inc
Acct #0000033443
Funds received on any day after such time shall be deemed to have been received on the next Business Day (as defined below). Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day (as defined below), such payment shall be made on the next succeeding business day and such extension of time shall be included in the computation of any interest or fees. As used herein, “Business Day” means a day of the year (other than a Saturday, Sunday, legal holiday or other day on which banking institutions in Minnesota are authorized or required by law to close) in which Lender is open for the purpose of conducting commercial business.
Application of Payments
     Any payment hereunder shall be applied first to the payment of outstanding reasonable costs and expenses payable pursuant to this Note, second to accrued interest and then to the reduction of principal.
Use of Proceeds
     The proceeds of any Advance shall be used solely (i) to redeem the approximately $22,400,000 (principal amount plus interest) owed on the Borrower’s 6% Convertible Senior Notes due in 2025, (ii) to repay the approximately $3,100,000 (principal amount plus interest, prepayment fees and final payment fees) outstanding on the term loan from Silicon Valley Bank,

(iii) prior to the termination of the Merger Agreement, to finance working capital, and/or (iv) after the termination of the Merger Agreement, for general corporate purposes in the ordinary course of business consistent with past practice. The Borrower shall not use the proceeds of any Advance under this Note to pay dividends or make other distributions with respect to its capital stock to its shareholders.
Security
     This Note is secured by a Security Agreement (“Security Agreement”) and a Pledge Agreement (“Pledge Agreement”) each dated the date hereof between Lender and Borrower.
Representations and Warranties
     To induce the Lender to accept this Note and to advance the proceeds hereof to the Borrower, the Borrower represents and warrants to Lender as follows:
     (a) Power. Each Borrower has all requisite power and authority to carry on its businesses as now conducted, to enter into the Loan Documents to which it is a party and to perform its obligations under the Loan Documents to which it is a party.
     (b) Authorization and Validity. The execution, delivery and performance by each Borrower of the Loan Documents to which such Borrower is a party have been duly authorized by all necessary company action by such Borrower, and the Loan Documents constitute the legal, valid and binding obligations of the Borrower thereto, enforceable against such Borrower in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.
     (c) No Conflict; No Default. The execution, delivery and performance by each of the Borrower of the Loan Documents to which such Borrower is a party, including such Borrower’s receipt and use of the proceeds of the borrowing evidenced by this Note, will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to such Borrower, (b) violate or contravene any provisions of such Borrower’s organizational or governing documents, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which such Borrower is a party or by which such Borrower or any of its properties may be bound or result in the creation of any lien, security interest or other encumbrance (collectively, “Liens”) on any of its assets, other than Liens in favor of Lender and other than Permitted Liens (as defined in the Security Agreement). None of the Borrower is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any material respect which would be expected to have a material adverse effect.

     (d) Financial Statements and Condition. The financial statements of the Borrower, as heretofore furnished to Lender by the Borrower, fairly present in all material respects the financial condition of each Borrower as of the dates specified therein and the results of its operations and changes in financial position for the periods ended as of the dates specified therein.
     (e) Subsidiaries. Other than as set forth on Schedule 1 hereto, no Borrower has any subsidiary. All amounts paid, payable to or advanced by Borrower directly to or for the benefit of any subsidiary that has not executed and delivered to Lender such joinders, guaranties, security agreements, other documents and other items as Lender requires have been used solely for legitimate general operating expenses of the applicable subsidiary.
     (f) Completeness of Disclosures. No representation or warranty by any Borrower contained herein or in any other Loan Document, or in any certificate or other document furnished heretofore or concurrently with the signing of this Note or any other Loan Document by any Borrower to the Lender in connection with the transactions contemplated hereunder or under any other Loan Document, when taken together as a whole and in light of the circumstances in which such representation or warranty was made, contains any untrue statement of a material fact or omits to state a material fact which would prevent or materially inhibit any Borrower from performing this Note or any other Loan Document according to its terms.
     (g) Survival of Representations. All of the representations and warranties set forth in the immediately preceding sections are true as of the date of this Note and the date of each Advance by Lender hereunder and shall survive execution and delivery of this Note until all the obligations under the Loan Documents shall have been satisfied in full.
Each of the foregoing representations and warranties shall be deemed to be repeated and reaffirmed on and as of the date any Advance is made hereunder by Lender.
Covenants
     From the date of the first Advance under this Note in the case of clauses (h) and (i) below, and from the date of termination of the Merger Agreement in the case of clauses (a) through (g) and (j) below, and thereafter until all of Borrower’s obligations to Lender have been paid in full, Borrower agrees that, unless the Lender shall otherwise expressly consent in writing:
     (a) Restricted Payments. Except for payments described in the “Use of Proceeds” section above, none of the Borrower will either: (i) purchase or redeem or otherwise acquire for value any of its equity interests (except for purchases, redemptions or other acquisitions from former employees, directors and consultants of the Borrower pursuant to the terms of restricted stock agreements and option agreements in existence on the date hereof and restricted stock agreements and option agreements entered into after the date hereof that have terms substantially similar to the existing restricted stock agreements and option agreements (as applicable)), declare, make or pay any dividends or distributions thereon, make any distribution on, or payment on account of the purchase, redemption, defeasance or other acquisition or retirement for value of, any of its equity interests or set aside any funds for any such purpose; or (ii) directly or indirectly make any payment on, or redeem, repurchase, defease, or make any sinking fund payment on account of, or any other provision for, or otherwise pay, acquire or retire for value, any of its indebtedness.
     (b) Other Indebtedness. None of the Borrower will create, incur, assume, or be liable for any indebtedness for borrowed money (including lease obligations), outside the customary and historical trade payables, other than the following:
(i)	the indebtedness created hereby;

(ii)	the indebtedness to be paid off with proceeds of Advances hereunder and described in the “Use of Proceeds” section above;

(iii)	a line of credit provided by Theodore C. Skokos in an aggregate amount not to exceed $5,000,000;

(iv)	indebtedness secured by Permitted Liens;

(v)	indebtedness of the Borrower to any subsidiary in connection with intercompany cash management transactions entered into in the ordinary course of business;

(vi)	indebtedness of the Borrower as an account party in respect of trade letters of credit;

(vii)	indebtedness in respect of any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions;

(viii)	indebtedness arising from the honoring of a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business and unpaid for not more than two business days;

(ix)	indebtedness in respect of performance bonds and completion, guarantee, surety and similar bonds, in each case obtained in the ordinary course of business to support statutory and contractual obligations arising in the ordinary course of business;

(x)	indebtedness arising from multi-currency account pooling arrangements in the ordinary course of business;

(xi)	obligations owed to customers of Borrower arising from the receipt of advance payments from a customer in the ordinary course of business and consistent with past practices; and

(xii)	additional indebtedness not otherwise identified in the preceding clause in an aggregate outstanding principal amount not to exceed $1,000,000 at any time.
     (c) Corporate Existence. Each Borrower will maintain its existence in good standing under the laws of the jurisdiction of its formation or incorporation and its qualification and authorization to transact business in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on such Borrower.
     (d) Books and Records. Each Borrower will keep adequate and proper records and books of account in which accurate and complete entries will be made of its dealings, business and affairs.
     (e) Compliance. The Borrower will comply in all material respects with the requirements of all applicable laws, and of all rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.
     (f) Notice of Default. Each Borrower will promptly provide written notice to Lender of any Default or Event of Default, describing the nature thereof and what action the Borrower propose to take with respect thereto.
     (g) Merger, Sale of Assets. Except in full compliance with the Merger Agreement and except for Acquisitions between Borrowers and their subsidiaries, none of the Borrower will enter into a definitive agreement (other than with Lender or an affiliate of Lender) which, if closed, would result in an Acquisition (as defined below).
     (h) Other Agreements. None of the Borrower will enter into any agreement, bond, note or other instrument with or for the benefit of any person (other than Lender or an affiliate of Lender) which would: (a) create, incur, assume or suffer or permit to exist any Lien with respect to any or all of the intellectual property of any Borrower, except a Permitted Lien; (b) prohibit any Borrower from granting, or otherwise limit the ability of any Borrower to grant, to Lender any Lien on the intellectual property of any Borrower, except in connection with a Permitted Lien; or (c) be violated or breached by Borrower’s receipt or use of an Advance or by any Borrower’s performance of its obligations under the Loan Documents.
     (i) Government Regulation. None of the Borrower will (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits the Lender from making any advance or extension of credit to any Borrower or from otherwise conducting business with any Borrower, or (b) fail to provide documentary and other evidence of any Borrower’s identity as may be requested by the Lender at any time to enable the Lender to verify any Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.
     (j) Financial Covenant. Borrower’s total revenue as measured at the conclusion of each month will not be less than $14,000,000.00 for the three-month period ended on the last day of such month.
     Events of Default
     The occurrence of any one or more of the following events shall constitute an “Event of Default”:
     (a) Borrower shall fail to make five days after same is due, whether by acceleration or otherwise, any payment of principal of, or interest on, this Note or any fee or other amount required to be made to Lender pursuant to the Loan Documents; or
     (b) Any representation or warranty made or deemed to have been made by or on behalf of any Borrower in the Loan Documents or on behalf of any Borrower in any certificate, statement, report or other writing furnished by or on behalf of any Borrower to Lender pursuant to the Loan Documents or any other instrument, document or agreement shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified or deemed to have been stated or certified; or
     (c) Any Borrower shall fail to comply with any of the covenants contained in any of the Loan Documents and such failure continues for 30 days after notice from Lender; or
     (d) An Act of Bankruptcy shall occur with respect to any Borrower (as used herein, “Act of Bankruptcy” shall mean if (i) the person (whether an individual or an entity) shall (1) be or become insolvent, or (2) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of the person or of all or a substantial part of the person’s property, or (3) commence a voluntary case under any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding under the laws of any jurisdiction, or (4) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (5) admit in writing such person’s inability to pay such person’s debts as they mature, or (6) make an assignment for the benefit of such person’s creditors; or (ii) a proceeding or case shall be commenced, without the application or consent of the person, and which is not dismissed within 30 days after such commencement, in any court of competent jurisdiction, seeking (1) the liquidation, reorganization, dissolution, winding up or the composition or adjustment of debts of the person, (2) the appointment of a trustee, receiver, custodian or liquidator or the like of the person or of all or any substantial part of the person’s property, or (3) similar relief in respect of the person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts); or
     (e) A judgment or judgments for the payment of money in excess of the sum of $100,000 in the aggregate shall be rendered against any Borrower and such Borrower shall not pay or discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgments by such judgment creditor, within 45 days from the date of entry thereof, and within said period of 45 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or
     (f) Any property of any Borrower shall be garnished or attached in any proceeding and such garnishment or attachment shall remain undischarged for a period of 45 days during which execution is not effectively stayed; or
     (g) Any Acquisition, other than pursuant to the Merger Agreement, shall occur (as used herein, “Acquisition” shall mean: (i) a sale of all or substantially all of the assets of any Borrower (in a single transaction or in a series of related transactions); (ii) liquidation or dissolution of any Borrower; (iii) a merger or consolidation involving any Borrower or any subsidiary of any Credit Party after the completion of which: (A) in the case of a merger (other than a triangular merger) or a consolidation involving any Borrower, the shareholders of any Borrower immediately prior to the completion of such merger or consolidation beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act of 1934, as amended (the “Exchange Act”) or comparable successor rules), directly or indirectly, outstanding voting securities representing equal to or less than fifty percent (50%) of the combined voting power of the surviving entity in such merger or consolidation, or (B) in the case of a triangular merger involving any Borrower or a subsidiary of any Borrower, the shareholders of any Borrower immediately prior to the completion of such merger beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules), directly or indirectly, outstanding voting securities representing equal to or less than fifty percent (50%) of the combined voting power of the combined voting power of the parent of the surviving entity in such merger; or (iv) an acquisition by any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions), other than any employee benefit plan, or related trust, sponsored or maintained by any Borrower or an affiliate of any Borrower and other than in a merger or consolidation of the type referred to in clause “(iii)” of this paragraph, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules) of outstanding voting securities of any Borrower representing more than fifty percent (50%) of the combined voting power of any Borrower (in a single transaction or series of related transactions)
     (h) Any Event of Default shall occur under the Security Agreement or any other Loan Document.

Remedies
     If any Event of Default described in paragraph (d) in the Events of Default section above shall occur, the outstanding unpaid principal balance of this Note, the accrued interest thereon and all other obligations of Borrower to Lender under the Loan Documents shall automatically become immediately due and payable without further demand or notice of any kind. If any other Event of Default shall occur and be continuing, then Lender may declare by written notice to Borrower that the outstanding unpaid principal balance of this Note, the accrued and unpaid interest thereon and all other obligations of Borrower to Lender under the Loan Documents to be forthwith due and payable, whereupon this Note, all accrued and unpaid interest thereon and all such obligations shall immediately become due and payable without further demand or notice of any kind. Borrower hereby waives presentment, dishonor, notice of dishonor, and protest. In addition, upon any Event of Default and so long as such Event of Default continues, Lender may exercise all rights and remedies under any other instrument, document or agreement between any Borrower and Lender, and enforce all rights and remedies under any applicable law.
No Waiver
     No failure on the part of Lender to exercise and no delay in exercising any power or right hereunder or under this Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in any other instrument, document or agreement delivered or to be delivered to Lender hereunder or in connection herewith are cumulative and not exclusive of any remedies provided by law. No notice to or demand on Borrower not required hereunder or under any other Loan Document shall in any event entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender or the holder of this Note to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of any provision of this Note or any other Loan Document or consent to any departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Lender, and then such amendment, modifications, waiver or consent shall be effective only in the specific instances and for the specific purpose for which given.
Fees, Expenses, Costs of Collection and Indemnities
     Borrower agrees to pay a fully earned fee of one and one-half percent (1.5%) of the original principal amount of this Note at funding. Borrower agrees to promptly, within 10 days after the date hereof, reimburse Lender for all of Lender’s reasonable legal fees incurred in connection with the preparation and negotiation of this Note, the Loan Documents and the loan contemplated hereby in an amount not to exceed $25,000.00. Borrower agrees to promptly reimburse Lender upon demand for all reasonable expenses paid or incurred by the Lender (including any fees and expenses of legal counsel) in connection with the amendment, modification, interpretation, collection and enforcement of this Note. Borrower agrees to indemnify and hold Lender harmless from any loss or expense which may arise or be created by the acceptance of instructions for disbursing the proceeds hereof. The obligations of Borrower under this paragraph shall survive payment in full of this Note.

Warrants
     If the Merger Agreement is terminated for any reason, ATS Medical , Inc. will issue to Lender a warrant in the form attached hereto as Exhibit A to purchase, at a per share exercise price of $2.61, a number of shares of common stock of ATS Medical, Inc. equal to four percent (4%) of the quotient of $30 million divided by $2.61; provided, however, that such number of shares shall in no event exceed that number of shares equal to 19.90% of the total number of shares of common stock of the Company outstanding on the date of issuance of such shares.
Notices
     Any notice or other communication required or permitted to be delivered to any party under this Note shall be in writing and shall be deemed properly delivered, given and received: (a) when delivered by hand; (b) on the day sent by facsimile provided that such day is a Business Day and the sender has received confirmation of transmission as of or prior to 5:00 p.m. local time of the recipient on such day; (c) the first Business Day after sent by facsimile (to the extent that the day the sender sent such facsimile was not a Business Day, or the sender has received confirmation of transmission after 5:00 p.m. local time of the recipient on the day sent by facsimile); or (d) the third Business Day after sent by recorded delivery mail or by courier or express delivery service, in any case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties):
If to Borrower, to:
ATS Medical, Inc.
Attention: Michael Kramer
3905 Annapolis Lane, Suite 205
Minneapolis, MN 55447
Facsimile: (763) 553-0052
with a copy to:
ATS Medical, Inc.
Attention: Deb Chapman
3905 Annapolis Lane, Suite 205
Minneapolis, MN 55447
Facsimile: (763) 553-0052
If to Lender, to:
Medtronic, Inc.
World Headquarters
710 Medtronic Parkway
Minneapolis, MN 55432-5604
with separate copies thereof addressed to:

Attention: General Counsel
Facsimile: (763) 572-5459
and
Attention: Vice President – Corporate Development
Facsimile: (763) 505-2545
If notice to Borrower of any intended disposition of any collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least ten calendar days prior to the date of intended disposition or other action.
Successors
     This Note is binding on Borrower and Borrower’s successors and assigns, and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not assign any of Borrower’s rights or duties hereunder without the written consent of Lender.
Headings
     The headings herein are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Note.
Entire Agreement
     This Note and the other Loan Documents embody the entire agreement and understanding between the Borrower and the Lender with respect to the subject matter hereof and thereof. This Note and the other Loan Documents supersedes all prior agreements and understandings relating to the subject matter hereof and thereof.
Miscellaneous
     This Note is being delivered in, and shall be governed by the laws of, the State of Minnesota. Presentment or other demand for payment, notice of dishonor and protest are expressly waived. THE BORROWER SUBMITS AND CONSENTS TO PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF MINNESOTA ARE FOR THE ENFORCEMENT OF THIS NOTE AND WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE OR THE UNITED STATES OF AMERICA TO OBJECT TO JURISDICTION IN THE STATE OF MINNESOTA. AT THE ELECTION OF LENDER, LITIGATION MAY BE COMMENCED IN ANY STATE COURT OF GENERAL JURISDICTION FOR THE STATE OF MINNESOTA OR ANY UNITED STATES DISTRICT COURT LOCATED IN MINNESOTA. NOTHING CONTAINED HEREIN SHALL PREVENT LENDER FROM BRINGING ANY ACTION AGAINST THE BORROWER, OR AGAINST ANY PROPERTY OF THE BORROWER, WITHIN ANY OTHER STATE. COMMENCEMENT OF ANY SUCH ACTION OR PROCEEDING IN ANY OTHER STATE SHALL NOT CONSTITUTE A WAIVER OF CONSENT TO JURISDICTION OR A WAIVER OF THE SUBMISSION MADE BY

THE BORROWER TO PERSONAL JURISDICTION WITHIN THE STATE OF MINNESOTA. THE BORROWER WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH SUCH BORROWER IS INVOLVED DIRECTLY OR INDIRECTLY AND ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS NOTE OR THE RELATIONSHIP ESTABLISHED HEREUNDER, AND WHETHER ARISING OR ASSERTED BEFORE OR AFTER THE DATE OF THIS NOTE.
Borrower’s Acknowledgment
     Borrower hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Note and the other Loan Documents, (b) Lender has no fiduciary relationship to Borrower, the relationship being solely that of debtor and creditor, (c) no joint venture exists between Borrower and Lender, and (d) Lender undertakes no responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of the business or operations of Borrower and Borrower shall rely entirely upon its own judgment with respect to its business, and any review, inspection or supervision of, or information supplied to, Borrower by Lender is for the protection of Lender and neither Borrower nor any third party is entitled to rely thereon.

ATS Medical, Inc., a Minnesota corporation
By:	/s/ Michael Kramer
Its: Chief Financial Officer

3F Therapeutics, Inc., a Delaware corporation
By:	/s/ Michael Dale
Its: Chief Executive Officer

ATS Acquisition Corp., a Minnesota corporation
By:	/s/ Michael Kramer
Its: Chief Financial Officer

SCHEDULE 1
Subsidiaries
     ATS Medical France Sarl.
     ATS Medical GmbH
     3F Therapeutics, Inc
     ATS Acquisition Corp.
     ATS Medical Belgium SPRL

Exhibit A to Promissory Note
THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE UNDERLYING SECURITIES MAY NOT BE TRANSFERRED UNLESS (I) THIS WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.
WARRANT
     THIS CERTIFIES THAT, for value received, Medtronic, Inc., a Minnesota corporation or its permitted assigns (the “Holder”) is entitled to subscribe for and purchase up to                      fully paid and nonassessable shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of ATS Medical, Inc., a Minnesota corporation (the “Company”), at $2.61 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the “Warrant Price”), upon the terms and subject to the conditions hereinafter set forth. This warrant is being issued on this ___ day of                     , 20___ (the “Date of Grant”).
     This warrant is being issued in connection with that certain Promissory Note dated as of                     , 2010 (the “Note”), issued by the Company and certain of its subsidiaries in favor of the Holder. Capitalized terms used and not defined herein shall have the meanings set forth in the Note.
     1. Term. The right represented by this warrant is exercisable, in whole or in part, at any time and from time to time beginning on the Date of Grant (the “Initial Exercise Date”) and ending on the seven-year anniversary of the Date of Grant.
     2. Method of Exercise; Payment; Issuance of New Warrant. Subject to Section 1 hereof, the purchase right represented by this warrant may be exercised by the Holder hereof, in whole or in part and from time to time, at the election of the Holder hereof, as applicable, after the Initial Exercise Date. At the time the Holder elects to exercise this warrant, the Holder shall (i) surrender this warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a “Wire Transfer”) of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased; or (ii) exercise the “net issuance” right provided for in Section 9 hereof. In the event of any exercise of the rights represented by this warrant pursuant to this Section 2, certificates for the shares of stock so purchased shall be delivered to the Holder hereof as soon as practicable and in any event within three (3) business days after such exercise and, unless this warrant has been fully exercised or expired, a new warrant representing the portion of the Shares, if any, with respect to which this warrant shall not then have been exercised shall also be issued to the Holder hereof as soon as practicable and in any event within such thirty-day period; provided, however, if requested by the Holder of this warrant, the Company shall use reasonable efforts to cause its transfer agent to deliver the certificate representing Shares issued upon exercise of this warrant to a broker or other person (as directed by the Holder exercising this warrant) within the time period required to settle any trade made by the Holder after exercise of this warrant.
The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this warrant is exercised.
     3. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all preemptive rights and taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this warrant. If at any time during the term of this warrant the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.
     4. Adjustment of Warrant Price and Number of Shares. The number of shares of Common Stock purchasable upon the exercise of this warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:
          (a) Reclassification or Merger. In case of any reclassification or change of securities of the class issuable upon exercise of this warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this warrant), the Company, or such successor or purchasing corporation, as the case may be, shall (i) in the case of a merger described above, execute and deliver to the Holder a new warrant (in form and substance reasonably satisfactory to the Holder), so that the Holder shall have the right to receive, upon exercise of this warrant, at a total purchase price equal to that payable upon the exercise of the unexercised portion of this warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such merger or sale by a Holder of the number of shares of Common Stock then purchasable under this warrant and (ii) in the case of a reclassification or change in the securities issuable upon exercise of this warrant described above, the Holder shall have the right to receive, upon exercise of this warrant, at a total purchase price equal to that payable upon the exercise of the unexercised portion of this warrant, and (A) in lieu of the shares of Common Stock theretofore issuable upon exercise of this warrant, the number of shares of Common Stock then purchasable under this warrant upon such reclassification or other change in the securities issuable upon exercise of this warrant or (B) in lieu of cash theretofore issuable upon exercise of this warrant, the amount of cash then issuable under this warrant upon such reclassification or other change in the securities issuable upon exercise of this warrant. Any new warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(a) shall similarly apply to successive reclassifications, changes, mergers and sales.
          (b) Subdivision or Combination of Shares. If the Company at any time while this warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.
          (c) Stock Dividends and Other Distributions. If the Company at any time while this warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Sections 4(a) and 4(b)), then, in each such case, provision shall be made by the Company such that the Holder of this warrant shall receive upon exercise of this warrant a proportionate share of any such dividend or distribution as though it were the holder of the Common Stock as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.
          (d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of shares of Common Stock purchasable hereunder shall be adjusted, rounded up to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.
     5. Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its acting chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed to the Holder of this warrant.
     6. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the product resulting from multiplying the then fair market value of the Common Stock (as determined pursuant to Section 9(c) below) on the date of exercise by such fraction.
     7. Compliance with Act; Disposition of Warrant or Shares of Common Stock.
          (a) Compliance with Act. The Holder of this warrant, by acceptance hereof, agrees that this warrant, and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this warrant, or any shares of Common Stock except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws. Upon exercise of this warrant, unless the Shares being acquired are registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available, the Holder hereof shall confirm in writing that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Securities Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This warrant and all shares of Common Stock issued upon exercise of this warrant (unless registered under the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.
Said legend shall be removed by the Company, upon the request of a Holder, at such time as the restrictions on the transfer of the applicable security have terminated.
          (b) Disposition of Warrant or Shares. This warrant and any shares of Common Stock acquired pursuant to the exercise or conversion of this warrant may be transferred only pursuant to a registration statement filed under the Securities Act or an exemption from such registration. Subject to such restrictions, the Company shall transfer this warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act to establish that such transfer is being made in accordance with the terms hereof, and a new warrant shall be issued to the transferee and the surrendered warrant shall be canceled by the Company. Each certificate representing this warrant or the shares of Common Stock thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.
          (c) Applicability of Restrictions. Neither any restrictions of any legend described in this warrant nor the requirements of Section 7(b) above shall apply to any transfer of, or grant of a security interest in, this warrant (or the Common Stock obtainable upon exercise hereof) or any part hereof (i) to a partner of the Holder if the Holder is a partnership or to a member of the Holder if the Holder is a limited liability company, (ii) to a partnership of which the Holder is a partner or to a limited liability company of which the Holder is a member, or (iii) to any affiliate of the Holder if the Holder is a corporation; provided, however, in any such transfer, if applicable, the transferee shall on the Company’s request agree in writing to be bound by the terms of this warrant as if an original Holder hereof.
     8. Rights as Shareholders; Information. No Holder of this warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.
     9. Right to Convert Warrant into Stock: Net Issuance.
          (a) Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this warrant, the Holder shall have the right to convert this warrant or any portion thereof (the “Conversion Right”) into shares of Common Stock as provided in this Section 9 at any time or from time to time during the term of this warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock as is determined according to the following formula:
     X = (B — A) divided by Y

Where: X = the number of shares of Common Stock that shall be issued to Holder
Y = the fair market value of one share of Common Stock
A = the aggregate Warrant Price of the specified number of Converted Warrant Shares immediately prior to the exercise of the Conversion Right (i.e., the number of Converted Warrant Shares multiplied by the Warrant Price)
B = the aggregate fair market value of the specified number of Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Share)
If shares of Common Stock are issuable pursuant to this Section 9, no fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined).
          (b) Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this warrant at the principal office of the Company together with a written statement (which may be in the form of Exhibit A-1) specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this warrant which are being surrendered (referred to in Section 9(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder within thirty (30) days following the Conversion Date.
          (c) Determination of Fair Market Value. For purposes of this Section 9, “fair market value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean: (i) if traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the five trading days immediately prior to the Determination Date as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, “Bloomberg”); (ii) if traded on a market that is not a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the five trading days immediately prior to the Determination Date as reported by Bloomberg; and (iii) if there is no public market for the Common Stock, then fair market value shall be determined by the Board of Directors of the Company in good faith.
          (d) Automatic Exercise: If this Warrant would terminate or expire but for the application of this Section 9(d), then if the fair market value of one share of Common Stock exceeds the Warrant Price this Warrant shall be deemed automatically converted pursuant to this Section 9 immediately prior to such termination or expiration.

     10. Representations and Warranties. The Company represents and warrants to the Holder of this warrant as follows:
          (a) This warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.
          (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free from preemptive rights.
          (c) The execution and delivery of this warrant are not, and the issuance of the Shares upon exercise of this warrant in accordance with the terms hereof will not be, inconsistent with the Company’s articles of incorporation or bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.
     11. Registration Rights.
          (a) If requested by the Holder (the “Demand Registration Right”), the Company shall prepare and, as soon as practicable but in no event later than 30 calendar days after receiving such a request from the Holder (the “Filing Deadline”), file with the Commission a Registration Statement on Form S-3 (the “Registration Statement”) covering the resale of all of the shares of Common Stock issuable upon exercise of any Warrants issued to the Holder under the Note on or before the date of such demand (the “Registrable Securities”). The Holder shall have only one Demand Registration Right, and such Demand Registration Right shall apply to all Registrable Securities issuable to Holder on or before the date of the demand upon the exercise of the Warrants issued by the Company to the Holder in connection with the transactions contemplated by the Note.
          (b) The Registration Statement prepared pursuant hereto shall register the Registrable Securities for resale, including the number of shares of Common Stock issuable upon exercise of the Warrants by the Holder from time to time in accordance with the methods of distribution elected by such Holder. The Company shall use its best efforts to have the Registration Statement declared effective by the Commission as soon as practicable, but not later than 90 calendar days after the Filing Deadline (the “Effectiveness Deadline”); provided, however, that if the Commission reviews the Registration Statement and requires the Company to make modifications thereto, then the Effectiveness Deadline shall be extended to 120 calendar days after the Filing Deadline. In the event that, before the Registration Statement is declared effective, the offices of the Securities and Exchange Commission are closed due to acts of God, war or terror (or similar circumstances), the Effectiveness Deadline will be extended by a number of days equal to the days of any such closure.
     12. Modification and Waiver. This warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.
     13. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefore on the signature page of this warrant.
     14. Binding Effect on Successors. This warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this warrant shall survive the exercise, conversion and termination of this warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof.
     15. Lost Warrants or Stock Certificates. The Company covenants to the Holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such warrant or stock certificate, the Company will make and deliver a new warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated warrant or stock certificate.
     16. Descriptive Headings. The descriptive headings of the various sections of this warrant are inserted for convenience only and do not constitute a part of this warrant. The language in this warrant shall be construed as to its fair meaning without regard to which party drafted this warrant.
     17. Governing Law. This warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Minnesota.
     18. Remedies. In case any one or more of the covenants and agreements contained in this warrant shall have been breached, the Holder hereof (in the case of a breach by the Company), or the Company (in the case of a breach by the Holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this warrant.
     19. No Impairment of Rights. The Company will not, by amendment of its articles of incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this warrant against impairment.
     20. Severability. The invalidity or unenforceability of any provision of this warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this warrant, which shall remain in full force and effect.
     21. Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.
     22. Entire Agreement; Modification. This warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.
(Signature page follows)

     The Company has caused this Warrant to be duly executed and delivered as of the Date of Grant specified above.
ATS MEDICAL, INC.

By:
Name:
Title:

Address:
3905 Annapolis Lane North
Suite 105
Minneapolis, MN 55447

EXHIBIT A-1
NOTICE OF EXERCISE
To: ATS MEDICAL, INC. (the “Company”)
     1. The undersigned hereby:
/___/ elects to purchase                     shares of common stock of the Company pursuant to the terms of the attached warrant, and tenders herewith payment of the purchase price of such shares in full, or
/___/ elects to exercise its net issuance rights pursuant to Section 9 of the attached warrant with respect to                     shares of common stock.
     2. Please issue a certificate or certificates representing                     shares in the name of the undersigned or in such other name or names as are specified below:

Name:

Address:

     3. The undersigned represents that any aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

Date : , 20__	_____________________________ (“Holder”)
By:

Its: